Exhibit 99.1
N E W S R E L E A S E

Fintech Initiatives Continue to Power Core Funding Transformation

(FAIRMONT, WV) November 1, 2021 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”) today reported net income of $11.8 million, or $1.00 basic and $0.92 diluted earnings per share for the three months ended September 30, 2021.

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Third Quarter	Second Quarter	Third Quarter
Net income	$11,828	$9,247	$6,491	$29,160	$25,573
Earnings per share - basic	$1.00	$0.79	$0.53	$2.49	$2.11
Earnings per share - diluted	$0.92	$0.73	$0.53	$2.32	$2.07

“MVB’s third quarter results and actions reflect our embrace of the transformative power of technology in our industry,” said Larry F. Mazza, President and CEO, MVB Financial. “During the third quarter, we made further progress in our efforts to build a world-class deposit franchise, with noninterest-bearing Fintech deposits now representing nearly 42% of our total deposit funding. We remain the clear leader in the online gaming segment, and the wind is at our back, with 33 states, 29 of which are operational, representing 57% of the U.S. adult population, having legalized sports betting to date. In addition to the beneficial impact to our margin, especially in a rising rate environment, low-cost funding from our Fintech business allows us to redeploy resources to faster-growth markets and additional technology spend and investments. Toward that end, during the third quarter, we exited our Southern West Virginia banking market, entered into a partnership agreement with NYDIG that allows our Fintech clients to offer Bitcoin-related products and expanded our investment in Interchecks Technologies, Inc., a Fintech portfolio investment that has become more integrated in our core business.”

THIRD QUARTER 2021 HIGHLIGHTS
•Strong core deposit growth reflects continued expansion of Fintech and gaming verticals
◦Noninterest-bearing (“NIB”) deposits were $999.3 million as of September 30, 2021, up $66.7 million, or 7%, and $356.5 million, or 55%, from June 30, 2021 and September 30, 2020,

respectively. NIB deposits as a percentage of total deposits were 42% as of September 30, 2021, as compared to 42% and 34% as of June 30, 2021 and September 30, 2020, respectively.
◦Fintech deposits totaled $975.7 million as of September 30, 2021, up $209.8 million, or 27%, and $610.9 million, or 167%, from June 30, 2021 and September 30, 2020, respectively.
◦Gaming deposits, which are included in total Fintech deposits, totaled $774.1 million as of September 30, 2021, up $178.2 million, or 30%, and $567.5 million, or 275%, from June 30, 2021 and September 30, 2020, respectively.
◦Since the ruling by the U.S. Supreme Court that overturned the Professional and Amateur Sports Protection Act in 2018, 33 states have passed legislation that allows sports betting including 19 since the start of 2020, representing approximately 57% of the U.S. adult population.
•Loan expansion despite banking center sales and PPP forgiveness
◦Loans grew $66.9 million, or 4%, compared to the quarter ended June 30, 2021. The loan growth was despite the Company selling $53.9 million loans in the previously-announced branch sale and recognizing $60.0 million of PPP loan forgiveness during the quarter.
•Continued strong growth in tangible book value per share
◦Tangible book value (“TBV”) per share, a non-U.S. GAAP measure, was $21.64 as of September 30, 2021, an increase of 5% and 16% from June 30, 2021 and September 30, 2020, respectively. A reconciliation of TBV to its most comparable U.S. GAAP measure is included below.
◦As a result of this strong capital position and earnings as of September 30, 2021, the Company increased the quarterly dividend to $0.14 per share for the third quarter of 2021, up from $0.12 per share in the second quarter, an increase of 17%.
◦The Community Bank Leverage Ratio was 12.0% compared to 11.0% as of June 30, 2021. The increase is due to increases in capital due to earnings outpacing the increase in average assets and completion of the $30 million subordinated debt offering.
•Recent corporate actions reflect a focused reallocation of resources amid Fintech success
◦During the third quarter, MVB completed the sale of four banking centers in Southern West Virginia, recording a pre-tax gain of $10.8 million, marking its complete exit from the market. The transformation of the funding base resulting from the pivot toward Fintech has allowed the Company to eliminate physical infrastructure, most notably its banking center footprint, which has been reduced by nearly half, from 15 in 2018 to eight currently.
◦Resources have been refocused on MVB’s core, higher-growth markets and new business verticals. For example, in April 2021, MVB acquired Trabian Technology, Inc. (“Trabian”), a software development company that builds digital products, web and mobile applications for financial institutions, to enhance development of technology to support both internal efficiencies and external client growth. During the three months ended September 30, 2021, there was an increase of 16 employees within Trabian, primarily due to the continued hiring of software developers. Also during the third quarter of 2021, the Company entered into a new partnership agreement with NYDIG, a leading technology and financial services firm dedicated to Bitcoin, that allows MVB’s Fintech clients to offer Bitcoin-related products and expanded its investment in Interchecks Technologies, Inc. (“Interchecks”). Interchecks is a leading payment disbursement platform, which is a Fintech portfolio investment whose business and founding principles are becoming more integrated into MVB’s Fintech business vertical. During the three months ended September 30, 2021, Interchecks entered into a management contract with MVB Technology, LLC to support the continued development and sales of the Grand product.

INCOME STATEMENT
On a fully tax-equivalent basis, net interest margin for the quarter ended September 30, 2021 was 3.25%, an increase of one basis points versus the quarter ended June 30, 2021 and a decrease of ten basis points versus the quarter ended September 30, 2020. Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. The tax-equivalent adjustments impacting net interest income were $0.3 million for the quarter ended September 30, 2021, $0.4 million for the quarter ended June 30, 2021 and $0.3 million for the quarter ended September 30, 2020.

Interest income decreased $0.3 million, or 2%, compared to the quarter ended June 30, 2021 and increased $1.9 million, or 10%, compared to the quarter ended September 30, 2020. The tax-equivalent yield on commercial loans decreased 17 basis points compared to the quarter ended June 30, 2021. The 44-basis point decrease in the yield on commercial loans and the 94-basis point decrease in the yield on investments drove the 40-basis point decrease in the tax-equivalent yield on earning assets compared to the quarter ended September 30, 2020.

Interest expense decreased $0.4 million, or 22%, compared to the quarter ended June 30, 2021 and decreased $1.2 million, or 47%, compared to the quarter ended September 30, 2020. The eight-basis point decrease in the cost of interest-bearing liabilities compared to the quarter ended June 30, 2021 was driven by an 18-basis point decrease in the cost of NOW accounts and overall a decrease of nine-basis points in the cost of deposits. The 40-basis point decrease in the cost of interest-bearing liabilities compared to the quarter ended September 30, 2020 was driven by a 34-basis point decrease in the cost of NOW accounts.

The Company's average NIB balances increased by $42.6 million from the quarter ended June 30, 2021 and the Company maintained a 16-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended September 30, 2021, compared to a 17-basis point favorable spread for the quarter ended June 30, 2021. An increase in the Company’s average NIB balances of $310.4 million from the quarter ended September 30, 2020 helped to maintain a 16-basis point favorable spread on the tax-equivalent net interest margin for the quarter ended September 30, 2021, compared to a 26-basis point favorable spread for the same period in 2020.

Noninterest income totaled $22.0 million for the quarter ended September 30, 2021, an increase of $8.3 million, or 61%, from the quarter ended June 30, 2021 and an increase of $2.6 million, or 13%, from the quarter ended September 30, 2020.

The $8.3 million increase in noninterest income from the quarter ended June 30, 2021 was due primarily to the gain on sale of branches of $10.8 million and an increase in compliance and consulting income of $1.1 million. These increases were partially offset by decreases in equity method investment income related to the Company’s investment in Intercoastal Mortgage Company, LLC (“ICM”) of $1.0 million, gains on the sale of available-for-sale investments of $1.2 million and gains on the sale of loans of $0.5 million.

The $2.6 million increase in noninterest income from the quarter ended September 30, 2020 was primarily due to the gain on acquisition and divestiture activity of $10.8 million from the sale of four banking centers in Southern West Virginia, as well as increases of $1.9 million and $1.0 million in compliance and consulting income and payment card and service charge income, respectively. The increase in compliance and consulting income was due to Chartwell Compliance’s continued client expansion and additional income from Trabian, which was acquired in April 2021. The increase in payment card and service charge income was the result of the Company’s banking-as-a-service relationships and card acquiring business growth. These increases were partially offset by decreases in equity method investment income related to the Company’s investment in ICM of $10.0 million from the transition to the equity method from the mortgage combination with ICM that occurred in July 2020.

Noninterest expense totaled $25.8 million for the quarter ended September 30, 2021, an increase of $2.4 million, or 10%, from the quarter ended June 30, 2021 and an increase of $7.6 million, or 41%, from the quarter ended September 30, 2020.

The $2.4 million increase in noninterest expense from the quarter ended June 30, 2021 was due to an increase in salaries and employee benefits of $2.9 million, primarily driven by new hires to further build-out the Fintech vertical at the Bank, Chartwell Compliance, Trabian and the shared services at the Holding Company.

The $7.6 million increase in noninterest expense from the quarter ended September 30, 2020 was primarily due to increases in salaries and employee benefits of $6.0 million and professional fees of $1.1 million.

BALANCE SHEET
Loan growth will continue to enhance future profitability and loan balances grew $66.9 million as compared to June 30, 2021 and $335.6 million as compared to September 30, 2020. Included in loans are PPP loans totaling $147.3 million at September 30, 2021, a decrease of $60.0 million, or 29%, from June 30, 2021, and an increase of $59.4 million, or 68%, from September 30, 2020. Additionally, $54.2 million of loans were included in the sale of the four Southern West Virginia market branches to Summit Community Bank.

The tax-equivalent yield on loans, including PPP loans, was 4.25% for the quarter ended September 30, 2021, a decrease of six basis points from the quarter ended June 30, 2021 and a decrease of 26 basis points from the quarter ended September 30, 2020. These decreases were primarily the result of a decrease in the yield on commercial loans.

Deposits totaled $2.40 billion as of September 30, 2021, an increase of $169.8 million, or 8%, from June 30, 2021 and an increase of $500.0 million, or 26%, from September 30, 2020. With NIB deposits as a percentage of total deposits at 42% as of September 30, 2021, the Company’s strategy to evolve its deposit mix by replacing high-cost deposits with NIB deposits has proved to be successful and viable long-term.

CAPITAL
Subordinated debt of $30.0 million was issued on September 28, 2021 with a rate fixed at 3.25% for five years then floating, adjustable annually, to the Three-Month Term SOFR, plus 254 basis points. These notes qualify as Tier 2 capital for regulatory purposes.

Due to strong earnings and the issuance of subordinated debt, all regulatory capital ratios increased quarter over quarter. The Community Bank Leverage Ratio was 12.0% and 11.0% as of September 30, 2021 and June 30, 2021, respectively. The Bank’s Tier 1 Risk-Based Capital was 15.7% and 14.8% as of September 30, 2021 and June 30, 2021, respectively. The Bank’s Total Risk-Based Capital was 17.0% and 16.0% as of September 30, 2021 and June 30, 2021, respectively.

ASSET QUALITY
Changes to the outstanding balances of the loan portfolios, the level of recognized charge-offs and the resulting historical loss rates and adjustments to the risk grading of loans within the portfolio are all contributing factors in the provision for loan losses. Nonperforming loans totaled $17.5 million, or 1.0% of total loans, as of September 30, 2021, compared to 0.9% of total loans as of June 30, 2021 and compared to 1.0% of total loans as of September 30, 2020. Criticized loans as a percentage of total loans were 6.5%, a decrease of 77 basis points, or 11%, from June 30, 2021, and a decrease of 174 basis points, or 21%, from September 30, 2020.

The provision for loan losses totaled $0.4 million for the quarter ended September 30, 2021, compared to a release of allowance for loan losses of $1.5 million for the quarter ended June 30, 2021 and a provision of $8.6 million for the quarter ended September 30, 2020.

Allowance for loan losses to total loans was 1.4% as of September 30, 2021, a decrease of four basis points from June 30, 2021 and a decrease of 39 basis points from September 30, 2020. Excluding PPP loans of $147.3 million, allowance for loan losses to total loans was 1.6% as of September 30, 2021.

There were no significant net charge-offs for the quarter ended September 30, 2021 and none in the quarter ended June 30, 2021, compared to $1.9 million of net charge-offs for the quarter ended September 30, 2020.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, WV. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Third Quarter	Second Quarter	Third Quarter
Interest income	$20,484	$20,833	$18,627	$60,380	$61,100
Interest expense	1,388	$1,778	2,617	4,724	10,461
Net interest income	19,096	$19,055	16,010	55,656	50,639
Provision (release of allowance) for loan losses	380	$(1,540)	8,631	(542)	16,365
Net interest income after provision (release of allowance) for loan losses	18,716	$20,595	7,379	56,198	34,274

Total noninterest income	21,951	$13,644	19,398	48,053	75,761

Noninterest expense:
Salaries and employee benefits	16,528	$13,661	10,519	42,100	49,360
Other expense	9,301	$9,742	7,746	26,250	26,894
Total noninterest expenses	25,829	$23,403	18,265	68,350	76,254

Income before income taxes	14,838	$10,836	8,512	35,901	33,781
Income tax expense	3,164	$1,673	2,021	7,006	8,208
Net income before noncontrolling interest	11,674	$9,163	6,491	28,895	25,573
Net loss attributable to noncontrolling interest	154	$84	—	265	—
Net income attributable to parent	11,828	$9,247	6,491	29,160	25,573
Preferred dividends	—	$—	116	35	345
Net income available to common shareholders	$11,828	$9,247	$6,375	$29,125	$25,228

Earnings per share - basic	$1.00	$0.79	$0.53	$2.49	$2.11
Earnings per share - diluted	$0.92	$0.73	$0.53	$2.32	$2.07

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2021	June 30, 2021	September 30, 2020
Cash and cash equivalents	$390,081	$332,771	$295,823
Certificates of deposit with banks	9,582	11,803	12,301
Securities available-for-sale, at fair value	439,023	450,772	297,964
Equity securities	29,809	32,215	24,164
Loans held-for-sale	—	—	2,271
Loans receivable	1,764,186	1,697,326	1,428,593
Less: Allowance for loan losses	(25,187)	(24,882)	(25,913)
Loans receivable, net	1,738,999	1,672,444	1,402,680
Premises and equipment, net	25,043	21,033	26,176
Goodwill	3,988	4,119	2,350
Assets of branches held-for-sale	—	59,488	—
Other assets	152,299	149,895	150,730
Total assets	$2,788,824	$2,734,540	$2,214,459

Noninterest-bearing deposits	$999,328	$932,660	$642,835
Interest-bearing deposits	1,399,612	1,296,515	1,256,122
Liabilities of branches held-for-sale	—	165,750	—
FHLB and other borrowings	—	100	25,800
Subordinated debt	72,966	43,480	4,124
Other liabilities	50,218	46,635	51,462
Stockholders' equity, including noncontrolling interest	266,700	249,400	234,116
Total liabilities and stockholders' equity	$2,788,824	$2,734,540	$2,214,459

Reportable Segments
(Unaudited)

Three Months Ended September 30, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$20,383	$105	$1	$(5)	$20,484
Interest expense	912	—	481	(5)	1,388
Net interest income	19,471	105	(480)	—	19,096
Provision for loan losses	379	1	—	—	380
Net interest income after provision for loan losses	19,092	104	(480)	—	18,716

Total noninterest income	20,211	3,546	2,002	(3,808)	21,951

Noninterest Expenses:
Salaries and employee benefits	13,097	47	3,384	—	16,528
Other expense	11,654	(198)	1,653	(3,808)	9,301
Total noninterest expenses	24,751	(151)	5,037	(3,808)	25,829

Income (loss) before income taxes	14,552	3,801	(3,515)	—	14,838
Income tax expense (benefit)	2,973	922	(731)	—	3,164
Net income (loss) before noncontrolling interest	11,579	2,879	(2,784)	—	11,674
Net loss attributable to noncontrolling interest	154	—	—	—	154
Net income (loss) attributable to parent	11,733	2,879	(2,784)	—	11,828
Preferred stock dividends	—	—	—	—	—
Net income (loss) available to common shareholders	$11,733	$2,879	$(2,784)	$—	$11,828

Three Months Ended June 30, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$20,736	$98	$—	$(1)	$20,833
Interest expense	1,290	—	490	(2)	1,778
Net interest income	19,446	98	(490)	1	19,055
Release of allowance for loan losses	(1,540)	—	—	—	(1,540)
Net interest income after release of allowance for loan losses	20,986	98	(490)	1	20,595

Total noninterest income	9,986	4,546	2,309	(3,197)	13,644

Noninterest Expenses:
Salaries and employee benefits	10,384	—	3,277	—	13,661
Other expense	11,578	23	1,337	(3,196)	9,742
Total noninterest expenses	21,962	23	4,614	(3,196)	23,403

Income (loss) before income taxes	9,010	4,621	(2,795)	—	10,836
Income tax expense (benefit)	1,168	1,120	(615)	—	1,673
Net income (loss) before noncontrolling interest	7,842	3,501	(2,180)	—	9,163
Net loss attributable to noncontrolling interest	84	—	—	—	84
Net income (loss) attributable to parent	7,926	3,501	(2,180)	—	9,247
Preferred stock dividends	—	—	—	—	—
Net income (loss) available to common shareholders	$7,926	$3,501	$(2,180)	$—	$9,247

Three Months Ended September 30, 2020	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$18,737	$78	$—	$(188)	$18,627
Interest expense	2,553	232	20	(188)	2,617
Net interest income	16,184	(154)	(20)	—	16,010
Provision for loan losses	8,631	—	—	—	8,631
Net interest income after provision for loan losses	7,553	(154)	(20)	—	7,379

Total noninterest income	3,106	16,793	1,481	(1,982)	19,398

Noninterest Expenses:
Salaries and employee benefits	7,526	82	2,911	—	10,519
Other expense	8,389	68	1,271	(1,982)	7,746
Total noninterest expenses	15,915	150	4,182	(1,982)	18,265

Income (loss) before income taxes	(5,256)	16,489	(2,721)	—	8,512
Income tax expense (benefit)	(1,556)	4,245	(668)	—	2,021
Net income (loss)	(3,700)	12,244	(2,053)	—	6,491
Preferred stock dividends	—	—	116	—	116
Net income (loss) available to common shareholders	$(3,700)	$12,244	$(2,169)	$—	$6,375

Nine Months Ended September 30, 2021	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$60,078	$307	$2	$(7)	$60,380
Interest expense	3,294	—	1,437	(7)	4,724
Net interest income	56,784	307	(1,435)	—	55,656
Release of allowance for loan losses	(541)	(1)	—	—	(542)
Net interest income after release of allowance for loan losses	57,325	308	(1,435)	—	56,198

Total noninterest income	36,634	14,499	5,892	(8,972)	48,053

Noninterest Expenses:
Salaries and employee benefits	32,323	47	9,730	—	42,100
Other expense	31,261	(112)	4,073	(8,972)	26,250
Total noninterest expenses	63,584	(65)	13,803	(8,972)	68,350

Income (loss) before income taxes	30,375	14,872	(9,346)	—	35,901
Income tax expense (benefit)	5,290	3,606	(1,890)	—	7,006
Net income (loss) before noncontrolling interest	25,085	11,266	(7,456)	—	28,895
Net loss attributable to noncontrolling interest	265	—	—	—	265
Net income (loss) attributable to parent	25,350	11,266	(7,456)	—	29,160
Preferred stock dividends	—	—	35	—	35
Net income (loss) available to common shareholders	$25,350	$11,266	$(7,491)	$—	$29,125

Nine Months Ended September 30, 2020	CoRe Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$56,693	$6,034	$2	$(1,629)	$61,100
Interest expense	9,418	3,136	78	(2,171)	10,461
Net interest income (loss)	47,275	2,898	(76)	542	50,639
Provision for loan losses	16,361	4	—	—	16,365
Net interest income (loss) after provision for loan losses	30,914	2,894	(76)	542	34,274

Total noninterest income	24,394	53,140	4,664	(6,437)	75,761

Noninterest Expenses:
Salaries and employee benefits	19,562	21,550	8,248	—	49,360
Other expense	24,172	4,780	3,837	(5,895)	26,894
Total noninterest expenses	43,734	26,330	12,085	(5,895)	76,254

Income (loss) before income taxes	11,574	29,704	(7,497)	—	33,781
Income tax expense (benefit)	2,336	7,696	(1,824)	—	8,208
Net income (loss)	9,238	22,008	(5,673)	—	25,573
Preferred stock dividends	—	—	345	—	345
Net income (loss) available to common shareholders	$9,238	$22,008	$(6,018)	$—	$25,228

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$184,131	$60	0.13%	$178,792	$40	0.09%	$174,203	$45	0.10%
CDs with banks	11,065	52	1.86	11,803	58	1.97	12,641	61	1.91
Investment securities:
Taxable	238,807	575	0.96	254,536	625	0.98	103,497	411	1.58
Tax-exempt [2]	202,380	1,528	3.00	207,830	1,640	3.17	142,301	1,344	3.75
Loans and loans held-for-sale: [1]
Commercial [3]	1,416,236	15,646	4.38	1,416,669	16,058	4.55	1,160,214	14,108	4.82
Tax-exempt [2]	6,678	77	4.57	6,905	78	4.53	7,752	91	4.66
Real estate	297,450	2,282	3.04	320,528	2,573	3.22	325,992	2,749	3.35
Consumer	16,133	602	14.80	6,550	122	7.47	6,613	119	7.14
Total loans	1,736,497	18,607	4.25	1,750,652	18,831	4.31	1,500,571	17,067	4.51
Total earning assets	2,372,880	20,822	3.48	2,403,613	21,194	3.54	1,933,213	18,928	3.88
Less: Allowance for loan losses	(24,978)			(26,625)			(18,906)
Cash and due from banks	5,922			22,141			28,299
Other assets	200,536			193,165			205,038
Total assets	$2,554,360			$2,592,294			$2,147,644

Liabilities
Deposits:
NOW	$743,632	$333	0.18%	$716,924	$643	0.36%	$381,375	$496	0.52%
Money market checking	433,216	211	0.19	466,091	221	0.19	479,418	380	0.31
Savings	42,126	—	—	52,992	—	—	49,698	7	0.06
IRAs	7,302	21	1.14	12,358	40	1.30	12,389	44	1.41
CDs	121,482	333	1.09	156,507	332	0.85	334,828	967	1.15
Repurchase agreements and federal funds sold	10,941	3	0.11	10,833	3	0.11	10,145	4	0.16
FHLB and other borrowings	494	6	4.82	55,402	49	0.35	34,138	699	8.12
Subordinated debt	44,460	481	4.29	43,462	490	4.52	4,124	20	1.92
Total interest-bearing liabilities	1,403,653	1,388	0.39	1,514,569	1,778	0.47	1,306,115	2,617	0.79
Noninterest-bearing demand deposits	852,872			810,298			542,467
Other liabilities	36,097			28,688			68,223
Total liabilities	2,292,622			2,353,555			1,916,805

Stockholders’ equity
Preferred stock	—			—			7,334
Common stock	12,704			12,487			12,066
Paid-in capital	141,246			141,782			124,003
Treasury stock	(16,741)			(16,741)			(2,022)
Retained earnings	122,361			98,413			90,113
Accumulated other comprehensive income	1,207			2,194			(655)
Total stockholders’ equity attributable to parent	260,777			238,135			230,839
Noncontrolling interest	961			604			—
Total stockholders’ equity	261,738			238,739			230,839
Total liabilities and stockholders’ equity	$2,554,360			$2,592,294			$2,147,644

Net interest spread (tax-equivalent)			3.09			3.07			3.09
Net interest income and margin (tax-equivalent) [2]		$19,434	3.25%		$19,416	3.24%		$16,311	3.35%
Less: Tax-equivalent adjustments		$(338)			$(361)			$(301)
Net interest spread			3.03%			3.01%			3.03%
Net interest income and margin		$19,096	3.19%		$19,055	3.18%		$16,010	3.29%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $147.3 million, $207.3 million and $87.9 million are included in this amount for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$207,195	$164	0.11%	$77,667	$110	0.19%
CDs with banks	11,554	168	1.94	12,667	187	1.97
Investment securities:
Taxable	222,323	1,831	1.10	104,450	1,554	1.98
Tax-exempt [2]	207,529	4,881	3.14	125,493	3,703	3.93
Loans and loans held-for-sale: [1]
Commercial [3]	1,365,680	45,905	4.49	1,138,438	42,292	4.95
Tax-exempt [2]	6,928	237	4.57	9,457	329	4.64
Real estate	303,701	7,509	3.31	428,989	13,402	4.16
Consumer	10,157	762	10.03	6,805	370	7.24
Total loans	1,686,466	54,413	4.31	1,583,689	56,393	4.74
Total earning assets	2,335,067	61,457	3.52	1,903,966	61,947	4.33
Less: Allowance for loan losses	(25,920)			(14,857)
Cash and due from banks	16,274			27,781
Other assets	201,198			178,701
Total assets	$2,526,619			$2,095,591

Liabilities
Deposits:
NOW	$660,655	$1,323	0.27%	$385,413	$2,070	0.72%
Money market checking	461,998	662	0.19	447,219	2,397	0.71
Savings	44,938	4	0.01	43,606	16	0.05
IRAs	10,764	102	1.27	13,785	169	1.63
CDs	148,807	1,091	0.98	388,190	4,188	1.44
Repurchase agreements and federal funds sold	10,677	10	0.13	9,784	19	0.26
FHLB and other borrowings	33,914	95	0.37	75,451	1,524	2.69
Subordinated debt	43,786	1,437	4.39	4,124	78	2.52
Total interest-bearing liabilities	1,415,539	4,724	0.45	1,367,572	10,461	1.02
Noninterest-bearing demand deposits	828,469			442,378
Other liabilities	36,665			63,853
Total liabilities	2,280,673			1,873,803

Stockholders’ equity
Preferred stock	774			7,334
Common stock	12,524			12,031
Paid-in capital	139,980			123,342
Treasury stock	(16,741)			(1,533)
Retained earnings	107,094			81,476
Accumulated other comprehensive income (loss)	1,788			(862)
Total stockholders’ equity attributable to parent	245,419			221,788
Noncontrolling interest	527			—
Total stockholders’ equity	245,946			221,788
Total liabilities and stockholders’ equity	$2,526,619			$2,095,591

Net interest spread (tax-equivalent)			3.07			3.31
Net interest income and margin (tax-equivalent) [2]		$56,733	3.25%		$51,486	3.60%
Less: Tax-equivalent adjustments		$(1,077)			$(847)
Net interest spread			3.01%			3.26%
Net interest income and margin		$55,656	3.19%		$50,639	3.54%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 The Company’s PPP loans totaling $147.3 million and $87.9 million are included in this amount for the nine months ended September 30, 2021 and September 30, 2020, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net interest margin - U.S. GAAP basis
Net interest income	$19,096	$19,055	$16,010	$55,656	$50,639
Average interest-earning assets	2,372,880	2,403,613	1,933,213	2,335,067	1,903,966
Net interest margin	3.19%	3.18%	3.29%	3.19%	3.54%

Net interest margin - non-U.S. GAAP basis
Net interest income	$19,096	$19,055	$16,010	$55,656	$50,639
Impact of fully tax-equivalent adjustment	338	361	301	1,077	847
Net interest income on a fully tax-equivalent basis	19,434	19,416	16,311	56,733	51,486
Average interest-earning assets	$2,372,880	$2,403,613	$1,933,213	$2,335,067	$1,903,966
Net interest margin on a fully tax-equivalent basis	3.25%	3.24%	3.35%	3.25%	3.60%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2021	2021	2020	2021	2020
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$11,828	$9,247	$6,491	$29,160	$25,573
Net income available to common shareholders	$11,828	$9,247	$6,375	$29,125	$25,228
Earnings per share - basic	$1.00	$0.79	$0.53	$2.49	$2.11
Earnings per share - diluted	$0.92	$0.73	$0.53	$2.32	$2.07
Cash dividends paid per common share	$0.14	$0.12	$0.09	$0.36	$0.27
Book value per common share	$22.18	$21.12	$19.07	$22.18	$19.07
Tangible book value per common share	$21.64	$20.54	$18.66	$21.64	$18.66
Weighted-average shares outstanding - basic	11,880,348	11,639,237	11,948,989	11,684,570	11,948,857
Weighted-average shares outstanding - diluted	12,824,309	12,612,030	12,116,418	12,565,809	12,185,137

Performance Ratios:
Return on average assets [1]	1.9%	1.4%	1.2%	1.5%	1.6%
Return on average equity [1]	18.1%	15.5%	11.3%	15.8%	15.4%
Net interest margin 2 3	3.25%	3.24%	3.35%	3.25%	3.60%
Efficiency ratio [4]	62.9%	71.6%	51.6%	65.9%	60.3%
Overhead ratio 1 5	4.0%	3.6%	3.4%	3.6%	4.9%
Equity to assets	9.5%	9.1%	10.6%	9.5%	10.6%

Asset Quality Data and Ratios:
Charge-offs	$98	$—	$111	$363	$1,890
Recoveries	$23	$208	$5	$248	$17
Net loan charge-offs to total loans 1 6	—%	(0.1)%	—%	—%	0.2%
Allowance for loan losses	$25,187	$24,882	$25,913	$25,187	$25,913
Allowance for loan losses to total loans [7]	1.4%	1.5%	1.8%	1.4%	1.8%
Nonperforming loans	$17,453	$15,501	$14,893	$17,453	$14,893
Nonperforming loans to total loans	1.0%	0.9%	1.0%	1.0%	1.0%

ICM Production Data:
Mortgage pipeline	$1,150,116	$1,238,935	$1,538,554	$1,150,116	$1,538,554
Loans originated	$1,456,588	$1,677,431	$2,291,065	$5,222,394	$2,291,065
Loans closed	$1,233,605	$1,490,965	$1,619,379	$4,630,597	$1,619,379
Loans sold	$1,098,475	$1,493,198	$1,215,512	$4,368,875	$1,215,512
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest-earning assets
3 presented on a fully tax-equivalent basis
4 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
5 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
6 charge-offs less recoveries
7 excludes loans held for sale

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	September 30, 2021	June 30, 2021	September 30, 2020
Goodwill	$3,988	$4,119	$2,350
Intangibles	2,518	2,692	2,554
Total intangibles	6,506	6,811	4,904

Total equity attributable to parent	265,565	248,611	234,116
Less: Preferred equity	—	—	(7,334)
Less: Total intangibles	(6,506)	(6,811)	(4,904)
Tangible common equity	259,059	241,800	221,878

Tangible common equity	259,059	241,800	221,878
Common shares outstanding (000s)	11,972	11,774	11,889
Tangible book value per common share	$21.64	$20.54	$18.66

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